Exhibit 99.1

Kandi Technologies Reports First Quarter 2023 Financial Results

- Successful Pivot to Fully Electric Off-road Vehicles Continued to Boost Revenue

- High Gross Margin Driven by Fully Electric Crossover Golf Carts

JINHUA, CHINA-- (May 10, 2023) - Kandi Technologies Group, Inc. (the “Company”, “we” or “Kandi”) (NASDAQ GS: KNDI), today announced its financial results for the first quarter of 2023.

First Quarter Highlights

●	Total revenues of $22.9 million compared to $24.9 million in the same period of 2022.

●	Off-road vehicles and associated parts sales increased by 94.0% to $20.8 million, compared to $10.7 million in the same period of 2022.

●	EV products and parts sales totaled $0.03 million, compared with $4.0 million total for the first quarter of 2022, attributed to the Company’s shift in focus towards production of off-road vehicles with higher demand and better margins.

●	Electric Scooters, Electric Self-Balancing Scooters and associated parts sales were $0.1 million, compared with $2.1 million in the same period of 2022.

●	Battery exchange equipment and battery exchange service sales were $0.10 million, compared with $0.03 million in the same period of 2022.

●	Lithium-ion cells sales of $1.8 million compared to $8.0 million in the same period of 2022.

●	Net income was $0.6 million, or $0.01 income per fully diluted share, compared to a net loss of $1.6 million, or $0.02 loss per fully diluted share for the same period of 2022.

●	Working capital totaled $253.1 million as of March 31, 2023.

●	Cash and equivalents, restricted cash, and certificate of deposit totaled $238.6 million as of March 31, 2023.

Dr. Xueqin Dong, CEO of Kandi commented, “We are pleased to report that sales of our off-road vehicles have significantly contributed to our overall revenue and gross margin. Our all-electric crossover golf cart has been successfully launched and well received by customers, enabling our company to maintain a strong growth momentum in the rapidly expanding market for all-electric off-road vehicles. As the trend towards electrification of off-road fuel vehicles continues globally, we will continue to introduce a variety of fully electric off-road vehicles. We are confident that we will achieve sustained growth in this field.”

Dr. Dong continued, “Our successful transition in the fully electric off-road vehicles demonstrates our commitment to innovation and development. We are confident in our continued focus on this market, which will not only bring significant financial benefits but also meaningful benefits in terms of environmental sustainability and social responsibility.”

Q1 2023 Financial Results

Net Revenues and Gross Profit (in USD millions)

	Q1 2023	Q1 2022	Y-o-Y%
Net Revenues	$22.9	$24.9	-8.2%
Gross Profit	$8.0	$2.4	236.4%
Gross Margin%	35.1%	9.6%	-

Net revenues of $22.9 million decreased by 8.2% from the same period of 2022. This decrease was primarily due to a reduction in sales of EV parts and products, as the Company saw a lower demand for EV and shifted its focus towards off-road vehicles and associated parts with surging demand. However, the year-over-year gross margins were higher, attributed to the higher-margin features of off-road vehicles particularly crossover golf carts.

Operating Income/Loss (in USD millions)

	Q1 2023	Q1 2022	Y-o-Y%
Operating Expenses	$(10.3)	$(8.1)	26.9%
Loss from Operations	$(2.2)	$(5.7)	-60.8%
Operating Margin%	-9.8%	-22.9%	-

Operating expenses amounted to $10.3 million, compared to $8.1 million during the corresponding period in 2022. The rise in operating expenses can be attributed to higher sales and marketing expenses, which is mainly due to increased commission offered for the sales of off-road vehicles, as well as higher shipping and related expenses due to larger exports to the US market. Additionally, the increase in OpEx was also driven by higher general and administrative expenses resulting from an increase in hires and increased storage fees due to a rise in inventories kept in the US.

Net Income/Loss (in USD millions)

	Q1 2023	Q1 2022	Y-o-Y%
Net Income (Loss)	$0.6	$(1.6)	136.8%
Net Income (Loss) per Share, Basic and Diluted	$0.01	$(0.02)	-

Net income was $0.6 million, compared with a net loss of $1.6 million for the same period of 2022. The primary factor contributing to the rise in net income was the increase in gross profit, driven by a greater proportion of sales from off-road vehicles with larger gross margins.

First Quarter 2023 Conference Call Details

The Company has scheduled a conference call and live webcast to discuss its financial results at 8:00 A.M. Eastern Time (8:00 P.M. Beijing Time) on Wednesday, May 10, 2023. Management will deliver prepared remarks to be followed by a question-and-answer session.

The dial-in details for the conference call are as follows:

●	Toll-free dial-in number: +1-844-826-3035

●	International dial-in number: + 1-412-317-5195

●	Webcast and replay: https://viavid.webcasts.com/starthere.jsp?ei=1614390&tp_key=71bb235f2c

The live audio webcast of the call can also be accessed by visiting Kandi’s Investor Relations page on the Company’s website at http://www.kandivehicle.com. An archive of the webcast will be available on the Company’s website following the live call.

About Kandi Technologies Group, Inc.

Kandi Technologies Group, Inc. (KNDI), headquartered in Jinhua Economic Development Zone, Zhejiang Province, is engaged in the research, development, manufacturing, and sales of various vehicular products. Kandi conducts its primary business operations through its wholly-owned subsidiary, Zhejiang Kandi Technologies Group Co., Ltd. (“Zhejiang Kandi Technologies”), formerly, Zhejiang Kandi Vehicles Co., Ltd. and its subsidiaries including Zhejiang Kandi Smart Battery Swap Technology Co., Ltd, and SC Autosports, LLC (d/b/a Kandi America), the wholly-owned subsidiary of Kandi in the United States, and its wholly-owned subsidiary, Kandi America Investment, LLC. Zhejiang Kandi Technologies has established itself as one of China’s leading manufacturers of pure electric vehicle parts and off-road vehicles.

Safe Harbor Statement

This press release contains certain statements that may include “forward-looking statements.” All statements other than statements of historical fact included herein are “forward-looking statements.” These forward-looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects” or similar expressions, involving known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risk factors discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on the SEC’s website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these risk factors. Other than as required under the applicable securities laws, the Company does not assume a duty to update these forward-looking statements.

Follow us on Twitter: @ Kandi_Group

Contacts:

Kandi Technologies Group, Inc.
Ms. Kewa Luo
+1 (212) 551-3610
IR@kandigroup.com

The Blueshirt Group
Mr. Gary Dvorchak, CFA
gary@blueshirtgroup.com

- Tables Below -

KANDI TECHNOLOGIES GROUP, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2023	December 31, 2022
	(Unaudited)
CURRENT ASSETS
Cash and cash equivalents	$75,133,544	$84,063,717
Restricted cash	62,949,702	66,976,554
Certificate of deposit	100,484,949	81,191,191
Accounts receivable (net of allowance for doubtful accounts of $2,295,570 and $2,285,386 as of March 31, 2023 and December 31, 2022, respectively)	28,275,773	38,150,876
Inventories	47,303,083	40,475,366
Notes receivable	291,202	434,461
Other receivables	8,940,359	11,912,615
Prepayments and prepaid expense	3,227,740	2,970,261
Advances to suppliers	1,049,800	3,147,932
TOTAL CURRENT ASSETS	327,656,152	329,322,973

NON-CURRENT ASSETS
Property, plant and equipment, net	95,606,862	97,168,753
Intangible assets, net	7,631,452	7,994,112
Land use rights, net	2,901,166	2,909,950
Construction in progress	232,485	199,837
Deferred tax assets	1,432,527	1,432,527
Long-term investment	145,630	144,984
Goodwill	33,301,291	33,178,229
Other long-term assets	10,568,944	10,630,911
TOTAL NON-CURRENT ASSETS	151,820,357	153,659,303

TOTAL ASSETS	$479,476,509	$482,982,276

CURRENT LIABILITIES
Accounts payable	$31,681,798	$35,321,262
Other payables and accrued expenses	11,696,505	14,131,414
Short-term loans	4,210,589	5,569,154
Notes payable	20,047,569	19,123,476
Income tax payable	850,729	1,270,617
Other current liabilities	6,024,221	6,089,925
TOTAL CURRENT LIABILITIES	74,511,411	81,505,848

NON-CURRENT LIABILITIES
Deferred taxes liability	1,378,372	1,378,372
Contingent consideration liability	2,164,000	1,803,000
Other long-term liabilities	548,418	602,085
TOTAL NON-CURRENT LIABILITIES	4,090,790	3,783,457

TOTAL LIABILITIES	78,602,201	85,289,305

STOCKHOLDER’S EQUITY
Common stock, $0.001 par value; 100,000,000 shares authorized; 77,678,730 and 77,668,730 shares issued and 74,190,171 and 74,180,171 outstanding at March 31,2023 and December 31,2022, respectively	77,679	77,669
Less: Treasury stock (3,488,559 shares with average price of $2.81 at both March 31,2023 and December 31,2022 )	(9,807,820)	(9,807,820)
Additional paid-in capital	452,376,828	451,373,645
Accumulated deficit (the restricted portion is $4,422,033 and $4,422,033 at March 31, 2023 and December 31, 2022, respectively)	(16,368,875)	(16,339,765)
Accumulated other comprehensive loss	(26,750,552)	(28,333,239)
TOTAL KANDI TECHNOLOGIES GROUP, INC. STOCKHOLDERS’ EQUITY	399,527,260	396,970,490

Non-controlling interests	1,347,048	722,481
TOTAL STOCKHOLDERS’ EQUITY	400,874,308	397,692,971

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$479,476,509	$482,982,276

KANDI TECHNOLOGIES GROUP, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND
COMPREHENSIVE INCOME (LOSS)
(UNAUDITED)

	Three Months Ended
	March 31, 2023	March 31, 2022

REVENUES FROM UNRELATED PARTIES, NET	$22,862,108	$24,891,404
REVENUES FROM THE FORMER AFFILIATE COMPANY AND RELATED PARTIES, NET	-	-

REVENUES, NET	22,862,108	24,891,404

COST OF GOODS SOLD	(14,832,878)	(22,504,241)

GROSS PROFIT	8,029,230	2,387,163

OPERATING INCOME (EXPENSE):
Research and development	(878,980)	(1,140,586)
Selling and marketing	(1,827,729)	(1,193,699)
General and administrative	(7,559,452)	(5,756,531)
TOTAL OPERATING EXPENSE	(10,266,161)	(8,090,816)

LOSS FROM OPERATIONS	(2,236,931)	(5,703,653)

OTHER INCOME (EXPENSE):
Interest income	2,100,343	1,222,304
Interest expense	(173,370)	(148,144)
Change in fair value of contingent consideration	(361,000)	2,690,000
Government grants	620,404	244,098
Other income, net	266,465	43,782
TOTAL OTHER INCOME, NET	2,452,842	4,052,040

INCOME (LOSS) BEFORE INCOME TAXES	215,911	(1,651,613)

INCOME TAX BENEFIT	379,546	32,600

NET INCOME (LOSS)	595,457	(1,619,013)

LESS: NET INCOME (LOSS) ATTRIBUTABLE TO NON-CONTROLLING INTERESTS	624,567	2,957

NET LOSS ATTRIBUTABLE TO KANDI TECHNOLOGIES GROUP, INC. STOCKHOLDERS	(29,110)	(1,616,056)

OTHER COMPREHENSIVE INCOME
Foreign currency translation adjustment	1,582,687	1,009,811

COMPREHENSIVE INCOME (LOSS)	$2,178,144	$(609,202)

WEIGHTED AVERAGE SHARES OUTSTANDING BASIC	74,186,504	76,289,846
WEIGHTED AVERAGE SHARES OUTSTANDING DILUTED	75,095,595	76,289,846

NET INCOME (LOSS) PER SHARE, BASIC	$0.01	$(0.02)
NET INCOME (LOSS) PER SHARE, DILUTED	$0.01	$(0.02)

KANDI TECHNOLOGIES GROUP, INC.

AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

(UNAUDITED)

	Number of Outstanding Shares	Common Stock	Treasury Stock	Additional Paid-in Capital	Accumulated Earning (Deficit)	Accumulated Other Comprehensive Income	Non-controlling interests	Total
Balance, December 31, 2021	77,385,130	$77,385	$(2,392,203)	$449,479,461	$(4,216,102)	$251,786	$-	$443,200,327
Stock issuance and award	25,000	25	-	92,925	-	-	-	92,950
Stock buyback	-	-	(1,570,324)	(13,236)	-	-	-	(1,583,560)
Capital contribution from shareholder	-	-	-	-	-	-	1,198,398	1,198,398
Net loss	-	-	-	-	(1,616,056)	-	(2,957)	(1,619,013)
Foreign currency translation	-	-	-	-	-	1,009,811	-	1,009,811

Balance, March 31, 2022	77,410,130	$77,410	$(3,962,527)	$449,559,150	$(5,832,158)	$1,261,597	$1,195,441	$442,298,913

	Number of Outstanding Shares	Common Stock	Treasury Stock	Additional Paid-in Capital	Accumulated Earning (Deficit)	Accumulated Other Comprehensive Income	Non-controlling interests	Total
Balance, December 31, 2022	77,668,730	$77,669	$(9,807,820)	$451,373,645	$(16,339,765)	$(28,333,239)	$722,481	$397,692,971
Stock issuance and award	10,000	10	-	22,290	-	-	-	22,300
Stock based compensation	-	-	-	980,893	-	-	-	980,893
Net income (loss)	-	-	-	-	(29,110)	-	624,567	595,457
Foreign currency translation	-	-	-	-	-	1,582,687	-	1,582,687

Balance, March 31, 2023	77,678,730	$77,679	$(9,807,820)	$452,376,828	$(16,368,875)	$(26,750,552)	$1,347,048	$400,874,308

KANDI TECHNOLOGIES GROUP, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Three Months Ended
	March 31, 2023	March 31, 2022

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$595,457	$(1,619,013)
Adjustments to reconcile net (loss) income to net cash provided by operating activities
Depreciation and amortization	3,051,089	3,294,499
Provision (reversal) of allowance for doubtful accounts	-	4,389
Change in fair value of contingent consideration	361,000	(2,690,000)
Stock award and stock based compensation expense	1,003,818	22,925

Changes in operating assets and liabilities:

Accounts receivable	6,275,418	5,197,268
Notes receivable	358,114	1,965,596
Inventories	(6,750,531)	2,498,914
Other receivables and other assets	3,108,680	(790,486)
Advances to supplier and prepayments and prepaid expenses	1,865,040	1,425,684

Increase (Decrease) In:
Accounts payable	6,097,620	3,088,095
Other payables and accrued liabilities	(2,752,663)	(1,688,414)
Notes payable	(5,413,459)	(4,401,457)
Income tax payable	(437,385)	(119,559)
Net cash provided by operating activities	$7,362,198	$6,188,441

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment, net	(562,717)	(709,881)
Payment for construction in progress	(72,188)	(246,971)
Certificate of deposit	(19,001,959)	(15,759,448)
Net cash used in investing activities	$(19,636,864)	$(16,716,300)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short-term loans	5,040,000	500,000
Repayments of short-term loans	(6,398,565)	-
Contribution from non-controlling shareholder	-	803,732
Purchase of treasury stock	-	(1,583,561)
Net cash used in by financing activities	$(1,358,565)	$(279,829)

NET DECREASE IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	$(13,633,231)	$(10,807,688)
Effect of exchange rate changes	$676,206	$352,415
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AT BEGINNING OF YEAR	$151,040,271	$168,676,007

CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD	$138,083,246	$158,220,734
-CASH AND CASH EQUIVALENTS AT END OF PERIOD	75,133,544	99,997,938
-RESTRICTED CASH AT END OF PERIOD	62,949,702	58,222,796

SUPPLEMENTARY CASH FLOW INFORMATION
Income taxes paid	$17,433	$5,496
Interest paid	$99,960	$37,116

SUPPLEMENTAL NON-CASH DISCLOSURES:
Contribution from non-controlling shareholder by inventories, fixed assets and intangible assets	$-	$393,986